UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): May 3, 2006
MICROMET, INC.
(FORMERLY CANCERVAX CORPORATION)
(Exact Name of Registrant as Specified in its Charter)

Delaware	0-50440	52-2243564
(State or Other Jurisdiction	(Commission	(IRS Employer
of Incorporation)	File Number)	Identification No.)

2110 Rutherford Road, Carlsbad, CA	92008
(Address of Principal Executive Offices)	(Zip Code)
Registrant’s telephone number, including area code: (760) 494-4200

(Former Name or Former Address, if Changed Since Last Report.)
     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.
On May 3, 2006, the Board of Directors of CancerVax Corporation (the “Company”) approved a Third Amendment to Amended and Restated Employment Agreement with the Company (the “Amendment”) with David F. Hale, President and Chief Executive Officer of the Company. Pursuant to the Amendment, Mr. Hale’s employment with the Company was terminated effective as of May 5, 2006, immediately following the consummation of the Company’s merger with Micromet AG and, under the terms of the Amendment, such termination constituted a termination of employment without Cause following a Change in Control (as defined in the Amendment). Effective as of the date of termination, the vesting and/or exercisability of any outstanding unvested portion of Mr. Hale’s stock awards, other than Mr. Hale’s stock awards granted to him on March 20, 2006, was automatically accelerated on the date of termination. In addition, Mr. Hale received severance payments as follows: (1) on the date of termination, Mr. Hale received cash severance in an amount equal to $227,200 and a number of fully-vested shares of the Company’s common stock equal to (i) $227,200, divided by (ii) the closing price of the Company’s common stock on The Nasdaq National Market on the immediately preceding trading date (which was $2.21), and (2) on January 1, 2007, Mr. Hale will receive cash severance in an amount equal to $317,800 and a number of fully-vested shares of the Company’s common stock equal to (i) $250,200, divided by (ii) the closing price of the Company’s common stock on The Nasdaq National Market on the immediately preceding trading date. Mr. Hale is also entitled to continued health benefits and life insurance coverage at the Company’s expense for up to eighteen months and up to $15,000 in outplacement services.
The foregoing description of the Amendment does not purport to be complete and is qualified in its entirety by reference to the full text of the Amendment. A copy of the Amendment is attached hereto as Exhibit 10.1 and is incorporated herein by reference.
Item 9.01. Financial Statements and Exhibits.
(c) Exhibits.

Exhibit No.	Description
10.1	Third Amendment to Amended and Restated Employment Agreement, dated as of May 4, 2006, by and between CancerVax Corporation and David F. Hale.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MICROMET, INC. (formerly CancerVax Corporation)
Date: May 9, 2006	By:	/s/ Christian Itin
		Name:	Christian Itin
		Title:	President and Chief Executive Officer

EXHIBIT INDEX

Exhibit No.	Description
10.1	Third Amendment to Amended and Restated Employment Agreement, dated as of May 4, 2006, by and between CancerVax Corporation and David F. Hale.